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Exhibit 23.2

CONSENT OF
SIEGEL, SMITH & GARBER, LLP
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Remedent USA, Inc.
Escondido, California

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated June 11, 2001 relating to the financial statements of Remedent USA, Inc. as of March 31, 2001 and March 31, 2000.

/s/ Siegel Smith, LLP SIEGEL - SMITH, LLP

Solana Beach, California
Dated: October 10, 2001

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  Exhibit 23.2